UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2025
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Preferred Share Purchase Rights	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.05    Material Cybersecurity Incident.
On February 3, 2025, Lee Enterprises, Inc. ("Lee" or the "Company") experienced a systems outage caused by a cybersecurity attack. Upon discovery, Lee activated its incident response team, comprised of internal personnel and external cybersecurity experts retained to assist in addressing the incident.
Preliminary investigations indicate that threat actors unlawfully accessed the Company’s network, encrypted critical applications, and exfiltrated certain files. The Company is actively conducting forensic analysis to determine whether sensitive data or personally identifiable information (PII) was compromised. At this time, no conclusive evidence has been identified, but the investigation remains ongoing.
In coordination with legal counsel, the Company has notified the relevant law enforcement about the matter, and will notify relevant federal and state regulatory bodies, and applicable consumer protection agencies, as necessary.
The incident impacted the Company’s operations, including distribution of products, billing, collections, and vendor payments. Distribution of print publications across our portfolio of products experienced delays, and online operations were partially limited. As of February 12, 2025, all core products are being distributed in the normal cadence, however weekly and ancillary products have not been restored. These products represent five-percent of the Company’s total operating revenue. The Company anticipates a phased recovery over the next several weeks.
Lee has implemented temporary measures, including manual processing of transactions and alternative distribution channels, to maintain critical business functions while systems are being restored.
While the full scope of the financial impact is not yet known, the incident is reasonably likely to have a material impact on the Company’s financial condition or results of operations. The Company is continuing its forensic investigation and analysis to assess the potential impact.
Lee maintains a comprehensive cybersecurity insurance policy, which covers costs associated with incident response, forensic investigations, business interruption, and regulatory fines, subject to policy limits and deductibles.
The Company will provide updated guidance once a full assessment is completed.
Forward-Looking Statements
Certain statements in this report may constitute forward-looking statements regarding future events or the Company’s future performance. These statements are based on management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	February 14, 2025	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer